Exhibit (a)(1)(C)

ELECTION AND WITHDRAWAL FORM

To: [NAME]

Please review, complete and sign this form, then either (1) fax it to Christopher Geberth at 978-256-0469 or (2) e-mail (via PDF or similar imaged document file) it to OptionExchange@cynosure.com before 11:59 p.m., Eastern Time, on April 9, 2012.

DELIVERY OF YOUR ELECTION AND WITHDRAWAL FORM OTHER THAN BY FAX OR E-MAIL, OR TO A NUMBER OR E-MAIL ADDRESS OTHER THAN THE FAX NUMBER AND E-MAIL ADDRESS ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

Election to Exchange eligible stock option(s)

For purposes of participating in the Offer to Exchange Certain Stock Options for New Stock Options (the “Offer to Exchange”), I hereby agree to tender my eligible stock option(s) as indicated below to Cynosure by my check in the “Yes” box in the “Exchange Election” column. I understand that such eligible stock option(s) will be cancelled as of the date that (1) the Offer to Exchange expires and (2) such eligible stock options are accepted by Cynosure in exchange for a lesser number of new stock options in accordance with the exchange ratios described in Section 3 (Delivery of Election Form) below. You must tender eligible stock options on a grant-by-grant basis. If you hold more than one eligible stock option grant and you only elect to tender one eligible stock option grant in this Offer to Exchange, you do not need to tender any other eligible stock option grants you may hold. You may not, however, tender an eligible stock option grant for less than all of the shares subject to that particular eligible stock option grant.

Grant Date	Exercise Price Per Share	Number of Options Eligible for Exchange	Option Expiration Date	Exchange Election (mark one)
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

Election to Withdraw from the Offer to Exchange

I previously received a copy of the Offer to Exchange, dated March 12, 2012 and amended on March 23, 2012, and the Election and Withdrawal Form, as amended on March 23, 2012. I previously elected to accept Cynosure’s offer to exchange eligible stock options. I now wish to change that election and withdraw my participation and reject Cynosure’s Offer to Exchange with respect to all (and not less than all) of my eligible stock options.

By rejecting the Offer to Exchange, I will not receive any new stock options under the Offer to Exchange for my eligible stock options, and I will keep my current stock options. These stock options will continue to be governed by Cynosure’s 2005 Stock Incentive Plan, and the existing option agreements between Cynosure and me.

☐	I AM WITHDRAWING MY ACCEPTANCE OF THE OFFER AND REJECTING THE OFFER TO EXCHANGE ALL OF MY OPTIONS

Additional Terms and Conditions Applicable to this Election Form

1.	Defined Terms. Terms used but not defined in this Election and Withdrawal Form have the meanings ascribed to such terms in the Offer to Exchange Certain Stock Options for New Stock Options that was filed with the Securities and Exchange Commission on March 12, 2012, as amended on March 23, 2012, including the Summary Term Sheet in that document. References in this election form to “Cynosure,” “we,” “us,” “our” and “ours,” mean Cynosure, Inc.

2.	Expiration Date. The option exchange and your right to tender, or withdraw a tender, of your eligible stock options will expire at 11:59 p.m., Eastern Time, on April 9, 2012 or on a later date, if we extend the option exchange (the “Expiration Date”).

3.	Delivery of Election Form. If you intend to tender your eligible stock options under the option exchange for a lesser number of new stock options in accordance with the exchange ratios set forth below you must complete and acknowledge your participation by submitting a properly completed Election and Withdrawal Form by the Expiration Date.

Each eligible stock option you properly tender under the option exchange will entitle you to receive a new stock option for a lesser number of shares. As an illustration, the table below sets forth the number of shares underlying a new stock option issued upon surrender of an eligible stock option to purchase 1,000 shares (granted at the various grant dates and exercise prices of eligible stock options), based on an assumed stock price of $17.24, which was the stock price at the close of the trading day on March 8, 2012.

Date of Grant and Exercise Price	Number of Shares Underlying New Stock Option
6/27/2008 — $20.10	904
7/1/2008 — $20.11	915
4/7/2008 — $21.95	847
6/9/2008 — $22.24	838
2/15/2008 — $22.25	863
2/14/2007 — $22.65	767
2/13/2008 — $23.97	801
4/28/2008 — $24.12	889
5/14/2008 — $24.38	886
1/1/2008 — $25.48	878
8/8/2007 — $28.34	661
12/3/2007 — $29.40	722
5/29/2007 — $30.50	750
5/16/2007 — $30.74	721
11/5/2007 — $35.00	733
7/2/2007 — $36.94	664

If, after the exchange of eligible stock options in any particular stock option grant, you would be left with a fractional stock option, we will round down to the nearest whole number of shares so that all new stock options will be for a whole number of shares.

Your election to participate in the option exchange will only be effective upon our receipt of this Election and Withdrawal Form through the return methods described above. Cynosure will not accept delivery of an election to participate in the option exchange by any other means. You are responsible for ensuring that, if you wish to participate, you submit a properly completed Election and Withdrawal Form by the Expiration Date.

The option exchange is completely voluntary. You are not required to tender your Eligible Stock Options for exchange.

Cynosure intends to confirm the receipt of your election form by e-mail within two (2) business days. If you have not received a confirmation, it is your responsibility to confirm that we have received your election form.

4.	Withdrawal of Election. You may withdraw your election to exchange your eligible stock options at any time prior to the Expiration Date. To withdraw your election to exchange your eligible stock options, you must submit a new properly completed election form and check the box above under “Election to Withdraw from the Offer to Exchange”. You may not rescind any withdrawal. All eligible stock options withdrawn will be deemed not properly tendered for purposes of the Offer to Exchange, unless you properly re-elect to exchange your eligible stock options before the Expiration Date of this Offer to Exchange. Tenders to re-elect to exchange one or more of your eligible stock options may be made at any time before the Expiration Date of this Offer to Exchange by following the procedures described in Section 3 (Delivery of Election Form) above.

5.	Irregularities. We will determine, in our discretion, all questions as to the validity, eligibility, including time of receipt, and acceptance of your election to exchange eligible stock options. Our determination of these matters will be final and binding on all parties. We may reject any election to exchange an eligible stock option that we determine is not in appropriate form or that we determine would be unlawful to accept. Otherwise, we will accept properly and timely-elected eligible stock options that are not validly withdrawn. We also reserve the right to waive any of the conditions of your election to exchange an eligible stock option or any defect or irregularity in your election to exchange an eligible stock option tendered before the Expiration Date. Your election to exchange an eligible stock option will not be valid until you have cured all defects or irregularities to our satisfaction or they have been waived by us before the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.

6.	Conditional or Contingent Offers. We will not accept any alternative, conditional or contingent tenders.

WE ENCOURAGE ALL ELIGIBLE OPTIONHOLDERS WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER TO EXCHANGE.

By signing below, I understand and agree to be bound by the Terms and Conditions attached hereto.

Date: , 2012
Optionee Signature
Optionee Name (please print)
Optionee Social Security or Taxpayer ID Number
(please print)

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